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                                 EXHIBIT INDEX


Exhibit        Description                            Page
- -------        -----------                            ----

2.1            Merger Agreement by and among the      Filed under cover
               Company, NEWCO, and NEC                of Form SE

4.1            Specimen copy of Common Share          Filed under cover
               Certificate of the Company             of Form SE

4.2            Declaration of Trust of the            Incorporated
               Company, dated as of January 2,        by Reference
               1926, as amended

5.1            Opinion of Robert King Wulff,          Filed herewith
               Esq. and/or Kirk L. Ramsauer
               with respect to the legality
               of the securities being registered,
               containing consent

23.1           Consent of Coopers & Lybrand L.L.P.    Filed herewith

23.2           Consent of Robert King Wulff           Incorporated by
               and/or Kirk L. Ramsauer                Reference in
                                                      Exhibit 5.1

24.1           Certified copy of vote of Board of     Filed herewith
               Directors, containing power of
               attorney

24.2           Power of Attorney of Board of          Filed under cover
               Directors                              of Form SE